December 11, 2006

CONFIDENTIAL

Presentation to the Special Committee

Pegasus Communications Corporation

Fairness Opinion Report

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Contents

4.

Background on The Situation

6.

Summary of Capital Structure

7.

Preferred Stock-Liquidation Preference

8.

Preferred Stock-Price Performance

9.

Common Stock-Trading Activity

10.

Common Stock-12 Month Price Performance

11.

Common Stock-5 Year Price Performance

12.

Summary of Financial Condition 2001-2006

13.

Results of Continuing Operations 2003-2006

14.

Projected Results of Operations 2006-2010

15.

Selected Wireless Broadband Companies

(Clearwire, Unwired, Irish Broadband, NextWave, Navini)

17.

Publicly Traded Comparable (Unwired)

18.

Cost Savings - Deregistration

2.

Overview and Conclusions

MidMarket Capital Advisors, LLC

Copy of Fairness Opinion Letter

CONFIDENTIAL

Pegasus Communications

Overview and Conclusion

Company management recommended that the Board consider a reverse stock split (one new share Class A for

The Board formed a Special Committee which then engaged MidMarket Capital Advisors to advise the Special


MidMarket familiarized itself with the business and prospects of the Company, met with senior management and

MidMarket Capital Advisors, LLC

each 100 currently outstanding Class A shares; one new share Class B for each 100 currently outstanding
Class B shares).  The result is expected to reduce the number of shareholders to less than 300, qualifying to delist the Company and deregister its Class A common stock and suspend periodic reporting obligations with the Securities and Exchange Commission (the “Proposed Transaction”).

Committee regarding the Proposed Transaction and fairness, from a financial point of view, to the current holders of Class A common stock who would hold fractional interests and therefore receive cash for the shares they currently own.

reviewed various information in arriving at its opinion of August 14, 2006 and this updated report, which is based on current knowledge outlined in this document and the Opinion Letter.


CONFIDENTIAL

Pegasus Communications

Overview and Conclusion

The current price for Class A common stock as of December 11, 2006 based on 800 shares traded is $1.90 per

Our analysis has focused on stock price and the speculative nature of an investment in the Class A common stock in

We have concluded that the Proposed Transaction and repurchase of currently outstanding Class A shares which

MidMarket Capital Advisors, LLC

share and the average price over the last 12 months has been $2.55 per share.  The exchange of $3.25 per share cash in the Proposed Transaction for fractional share interests represents a premium of 71% over the current price and 27% over the 12 month average price and equals the highest price since the Xanadoo launch in February 2006.

view of the uncertainties affecting the Company’s assets, business and operations, and the $257 million liquidation preference of the Series C Preferred Stock, and therefore, we did not deem a going concern analysis or a liquidation analysis to be relevant in the context of the Proposed Transaction.

would represent fractional interests, at the price of $3.25 per current Class A share, is fair, from a financial point of view, to the holders of Class A shares who would receive cash in exchange for said shares.

CONFIDENTIAL

Pegasus Communications

Background on The Situation

The Company has repositioned from its direct broadcast satellite business to the Xanadoo wireless high speed

Internet service business launched in February 2006. Xanadoo faces formidable competition from larger and better capitalized companies such as Clearwire and NextWave.  Large phone and cable companies are also committing considerable resources to wireless high speed Internet services as evidenced by the article on Sprint in the August 6, 2006 issue of the Wall Street Journal.

In addition to the Xanadoo operating business, the Company’s intangible assets consisting of the 700 MHz licenses and Personalized Media licenses were recorded at September 30, 2006 at an aggregate value of $122 million net of accumulated amortization and may have significant value if the 700 MHz licenses are sold and the Company prevails in the DIRECTV patent infringement litigation.  We do not consider the prospects for either of these intangible assets to have an impact on the near term price of the Class A common stock.

Since its IPO nearly in October 1996, Pegasus Communications grew dramatically and accessed both private and public markets with multiple debt and equity issues. The scale of the Company changed dramatically as a result of the sale of its direct broadcast business and management considers the annual cost of $550,000 and other burdens of continuing as an SEC reporting company to be outweighed by any benefit of continuing as such.

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Background on The Situation

The Company currently has one series of convertible preferred outstanding and two classes of common stock.

There has been occasional trading of the pre ferred stock at privately negotiated prices equating to approximate 3.0% - 5.0% of the liquidation preference accruing to the shares.  The Class A common stock trades on Archipelago and closed at $1.90 per share on December 11, 2006.

Any estimate of the common equity value of the Company is subject to widely varying views because of the $257 million liquidation preference of the preferred stock and uncertainty associated with funding and to execution of the current business strategy.

The financial forecasts prepared by Management reflect an $18 million equity infusion at the Xanadoo subsidiary level in addition to $11 million funded by the Company as corporate parent of Xanadoo in 2006 and $22 million of senior secured debt through 2008.  The Company retained DH Capital, LLC, a boutique investment banking firm with relevant industry experience, to assist in raising $25 million of capital for Xanadoo Holdings, Inc. and is currently considering a $25 million bank financing  but we cannot predict what if any effects this would have on the Company’s stock price.  The Company is unlikely to be able to access the public capital markets to fund its needs.

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Summary of Capital Structure

(In thousands, except per share amounts)

Shares

Recent Transactions

Series C 6.5% convertible preferred stock

1,991

Negotiated Blocks-March 2006

Base liquidation preference ($100 per share)

$199,115

Sovereign, Sagamore carrying

Accrued and unpaid dividends (9/30/06)

58,100

values of $4.00 per share

Liquidation preference

$257,215

Conversion price: $318.75 per Class A common

“Pricing Indications”

($5.00 - $6.75 per share)

Class A common stock

11,364

38.2%

90 day range

$1.21 - $2.60 per share

12/11/06 $1.90 per share

Negotiated Block - July 2006

$2.23 per share

Class B common stock

1,832

61.8%

None

(10 votes per share; convertible 1:1 Class A)

100.0%

Options (at December 31, 2005)

1,033

None

(805 Class A exercisable at $3.30 - $6.77

with 8.7 years average life)

Warrants

400

None

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Preferred Stock - Liquidation Preference

The Company’s Series C 6.5% Convertible Preferred Stock (Series C) was originally issued in January 2000.  Additional shares of Series C were issued a) in 2003 in exchange for shares of Pegasus Satellite Series A mandatory redeemable preferred stock, b) in 2004 in exchange for Series D junior convertible participating redeemable preferred stock, and c) in 2005 in satisfaction of a liability.

The Series C liquidation preference was approximately $257 million or $129.13 per  Series C share and the Company’s total stockholders equity or book value was  approximately $147 million as of September 30, 2006.

The Series C liquidation preference exceeds the Company’s book value by approximately $110 million as of

September 30, 2006.

There is very little trading in the Series C.  MidMarket’s search indicated two filings (Sovereign Asset Management and Sagamore Hill Capital) as of March 31, 2006 regarding purchases included values of $4.00 per Series C share.

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Preferred Stock - Price Performance

(Conversion price: $318.75 per Class A common share)

$129.13

$125.00

Liquidation preference per share

Accrued and unpaid dividends

$100.00

$80.00 Indicative

$75.00

$64.80 Exchange:Series D for C

$50.00

$42.00 Indicative

$26.74 Blackstone payment

$25.00

“Indicative” defined as prices per Deutsche Bank

Securities and Southern Trading as pricing

$20.50 Indicative

providers per Bloomberg

$10.00 Indicative

$4.00 SAMCO/Sagamore

1/00

9/02

1/04

3/04

2/05

8/05

11/05

3/06

6/06

12/06

2000

2001

2002

2003

2004

2005

2006

Estimated aggregate value of approximately $10 million - $20 million, or $5.00 - $10.00 per share.

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Common Stock - Trading Activity

Daily Volume

Price

Trading

Traded

Days

Days

Low

High

Average

Low

High

December 2006

7

5

800

15,700

3,129

$1.90

$2.36

November

22

14

100

7, 900

1,489

1.86

2.60

October

22

12

100

8,500

1,285

1.72

2.45

September

21

14

100

8,600

1,420

1.21

2.00

August

23

10

400

2,500

530

1.51

2.79

July

20

8

100

2,200

1,140

2.26

2.86

June

22

8

100

4,000

1,275

2.25

3.09

May

23

17

100

14,000

2,706

2.25

2.94

April

20

13

200

3,500

1,454

2.27

2.99

March

23

17

100

11,500

2,276

2.15

3.00

February

19

16

200

104,600

9,569

2.02

3.90

January

22

13

200

70,700

21,985

3.25

3.60

December 2005

22

16

362

134,800

13,853

2.60

3.95

November

21

17

125

36,445

5,510

3.40

5.30

October

21

18

500

24,369

8,993

3.30

5.58

September

21

18

100

49,850

8,588

3.25

3.40

August

23

18

340

35,000

8,518

3.25

3.50

MidMarket Capital Advisors, LLC

Day Session
Last Price 1.90
High on 12/30/05 3.95
Average 2.553
Low on 09/13/06 1.21
Volume 800.00
4.00
3.50
3.00
2.50
2.00
1.50
0.150m
100000
50000
2005 Dec
2006 Jan
2006 Feb
2006 Mar
2006 Apr
2006 May
2006 Sep
2006 Oct
2006 Nov
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410
Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2006 Bloomberg L.P.
G447-308-3 12-Dec-06 9:27:10

CONFIDENTIAL

Pegasus Communications

Common Stock - 12 Month Price Performance

$3.25

2/3/06 Xanadoo service launched

MidMarket Capital Advisors, LLC

Day Session
Last Price 1.90
High on 12/28/01 53.20
Average 9.8356
Low on 09/13/06 1.21
Volume 800.00
2002
2003
2004
2005
2006
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 920410
Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2006 Bloomberg L.P.
G447-308-3 12-Dec-06 9:26:26

CONFIDENTIAL

Pegasus Communications

Common Stock - 5 Year Price Performance

NASDAQ listing issues; Pink

Sheets through 2005 and
then Archipelago since.

5/05 Pegasus Satellite Plan
of Reorganization effective

Litigation active

8/04 DIRECTV settlement

8/03 NRTC settlement with DIRECTV

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Summary of Financial Condition

Sept. 30,

Sept 30,

($ in thousands)

2001

(R)

2002

(R)

2003

(R)

2004

2005

2005

2006

Current assets:

Cash and cash equivalents

$    144,673

$      59,814

$      32,826

$    29,196

$   29,542

$   31,484

$    4,982

Short-term investments

—-

—-

47,095

23,486

5,267

7,632

6,711

Other current assets

104,970

68,399

118,416

3,636

1,667

1,287

6,860

Total current assets

249,643

128,213

201,337

56,318

36,476

40,403

18,553

Other assets

208,139

220,921

1,647,178

20,292

21,720

19,193

22,347

Intangible assets

1,918,049

1,753,384

186,231

142,791

129,976

135,000

123,179

Total Assets

$ 2,375,831

$ 2,102,518

$ 2,034,746

$  219,401

$ 188,172

$ 194,596

$ 164,079

Total current liabilities

$    198,168

$    195,331

$    172,373

$      9,007

$     4,127

$     2,949

$     4,816

Long term debt

1,329,923

1,283,330

1,385,071

8,131

7,901

7,984

9,624

Other noncurrent liabilities

263,193

144,852

156,471

417,462

2,989

2,989

3,129

Total Liabilities

1,791,284

1,623,513

1,713,915

434,600

15,017

13,922

17,569

Total Stockholders’ Equity

584,547

479,005

320,831

(215,199)

173,155

180,674

146,510

Total Liabilities and

$ 2,375,831

$ 2,102,518

$ 2,034,746

$  219,401

$ 188,172

$ 194,596

$ 164,079

Stockholders’ Equity

(R) : Restated

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Results of Continuing Operations

($ in thousands)

9 Months

9 Months

Ended

Ended

2003

2004

2005

9/30/05

9/30/06

Wireless High Speed Internet Services

Revenues

—

$     235

$     859

$     611

$    1,262

Operating expenses

—

3,482

6,794

4,897

8,384

EBITDA

—

(3,247)

(5,935)

(4,286)

(7,122)

Depreciation and amortization

—

330

881

586

1,230

Operating income (loss)

—

(3,577)

(6,816)

(4,872)

(8,352)

Wireless EBITDA

—

(3,247)

(5,935)

(4,286)

(7,122)

Corporate EBITDA

(28,709)

(33,859)

(7,746)

(5,014)

(8,463)

Subtotal

(28,709)

(37,106)

(13,681)

(9,300)

(15,585)

Total Depreciation and Amortization

15,733

15,679

15,574

11,504

12,477

Loss from Operations

(44,442)

(52,785)

(29,255)

(20,804)

(28,062)

Other income, net

640

156

1,536

1,116

745

Loss from Continuing Operations

($43,802)

($52,629)

($27,719)

($19,688)

($27,317)

(R) - Reclassified

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Projected Results of Operations

($ in thousands)

2006

2007

2008

2009

2010

2015

Budget (1)

Forecast (2)

Revenue

$2,746

$1,821

$4,975

$13,093

$22,778

$30,040

$42,490

Cost of Service

2,550

544

1,472

2,719

4,096

5,253

7,891

Gross Margin

196

1,278

3,503

10,374

18,681

24,787

34,599

Variable, Administrative and

Incentive Comp

6,092

6,302

8,040

9,199

10,261

11,186

13,795

Subscriber Acquisition

3,669

2,914

6,649

6,430

4,898

3,856

3,383

EBITDA

(9,564)

(7,938)

(11,186)

(5,255)

3,523

9,745

17,422

CAPEX

3,182

11,567

4,050

558

393

1,276

981

(1)   Prepared by the Company in December 2005.

(2)   Consolidated Operating Summary 10-year projection model provided by the Company.

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Selected Wireless Broadband Companies

Clearwire Corporation

Private

September 2006 - Clearwire increases its Intel Capital and Motorola-led financing round  to more than $1 billion;
completes the sale of NextNet Wireless to Motorola; and secures $125 million of new debt financing.

July 2006 - Clearwire announces its $900M financing round led by Intel Capital and announces the sale of
NextNet Wireless to Motorola. Clear-wire withdraws its IPO filing.

May 2006 - Filed for IPO estimated $400 million.

March 2005 - Bell Canada invested $100 million at indicative value of $900 million.

Unwired Group Ltd.

Public

December 12, 2006 - Market capitalization $58.2 million.

(Australia)

August 2005 - Intel Capital invested $27.9 million in secured convertible notes.

Irish Broadband

Subsidiary

January 2006 - Second round €25 million financing from NTR (parent) and Kilsaran Concrete Products.

(NTR, plc)

NextWave Wireless, LLC

Private

December 2006 - NextWave to redeem $148.5 million of non-recourse notes issued in 2005.

November 2006 - The conversion of NextWave Wireless LLC into NextWave Wireless Inc. became effective.  The company also effected a six-for-one reverse stock split and applied to have its shares listed on the NASDAQ
Global Market under the symbol “WAVE” and expects NASDAQ trad- ing to begin after the first of the year 2007

July 2005 - Emerged from Chapter 11 bankruptcy (formerly NextWave Telecom) and acquired PacketVideo
Corporation and CYGNUS Communications in February 2006.  Significant funding to date.

Navini Networks, Inc.

Private

June 2006 - Navini secures additional $17.5 million in financing.

(“plug-n-play access equipment”)

June 2006 - Valuation undisclosed; aggregate $152.4 million (2000-2006) invested by Intel Capital, Motorola and 14 other venture investors.

MidMarket Capital Advisors, LLC

October 2004 - Intel Capital invested $20 million at indicative value of $370 million.

CONFIDENTIAL

Pegasus Communications

Selected Wireless Broadband Companies

Year Ending 12/31/05 and 15 months ended 3/31/06 for Irish Broadband ($ in

Pegasus

Clearwire*

Unwired***

Irish Broadband

thousands)

Revenue

$        859

$   33,454

$   14,105

$ 15,580

Operating Expenses

30,114

127,843

26,961

n/a

Loss from Operations

(29,255)

(127,234)

(24,381)

(28,880)

Net loss

(27,719)

**

(139,950)

(26,603)

n/a

Basic and diluted net loss applicable per common share

(3.12)

(0.66)

(0.11)

n/a

Current assets:

Cash and cash equivalents

$29,542

$   29,188

$   21,568

n/a

Short-term investments

5,267

96,460

—

n/a

Other current assets

1,667

77,989

4,278

n/a

Total current assets

36,476

203,637

25,846

n/a

Other assets

21,720

292,403

21,323

n/a

Intangible assets

129,976

131,878

93,924

n/a

Total Assets

$ 188,172

$ 627,918

$ 141,093

n/a

Total current liabilities

$4,127

$78,868

$4,257

n/a

Long term debt

7,901

209,961

19,217

$22,790

Other noncurrent liabilities

77

20,397

305

n/a

Total Liabilities

12,105

309,226

23,779

n/a

Total Stockholders’ Equity

173,155

318,692

117,313

14,137

Total Liabilities and Stockholders’ Equity

$ 188,172

$ 627,918

$ 141,093

n/a

*     Publicly traded debt

**  Continuing Operations

***Publicly traded in Australia; in $ US

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Publicly Traded Comparable

Pegasus

Unwired*

Stock price

Class A common stock

$    1.90

Ordinary shares

$    0.23

Market capitalization (common only)

$25 million

$58 million

Trailing 12 months

Revenue

$1.5 million

$19.3 million

EBITDA

($16.7 million)

($10.7 million)

* Latest twelve months ended June 2006, in U.S. currency

MidMarket Capital Advisors, LLC

CONFIDENTIAL

Pegasus Communications

Cost Savings*

Potential

Savings

Estimated Annual Reporting Company Costs

Annual Audit Fee

$14,900

Quarterly 10Q reviews

120,000

Annual Legal Fees

18,000

SEC EDGAR printing costs

30,000

Estimated Incremental Section 404 Costs

Consultants

—-

Additional Audit Fees

250,000

On-going costs to document and test internal controls

Internal staff time and expenses

—-

Internal control audit fees

—-

Other

Reduction in internal accounting costs

100,000

Archipelago annual listing fee

12,000

Shareholder.com

4,400

Total

$549,300

*Provided by the Company in June.

MidMarket Capital Advisors, LLC